UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.    )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant under § 240.14a-12

MEDALLION FINANCIAL CORP.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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MEDALLION FINANCIAL CORP.

437 Madison Avenue, 38th Floor

New York, New York 10022

April 30, 2012

Dear Medallion Financial Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Medallion Financial Corp. to be held on June 8, 2012, at 10:00 a.m., Eastern Daylight Saving Time, at The Harmonie Club, located at 4 East 60th Street, New York, New York 10022.

Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting of Shareholders and the attached Proxy Statement.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. You may vote by mailing a completed proxy card as an alternative to voting in person at the meeting. Voting by this method will ensure that your shares will be represented at the Annual Meeting.

Thank you for your cooperation.

Sincerely,

ALVIN MURSTEIN

Chairman of the Board of Directors and Chief Executive Officer

MEDALLION FINANCIAL CORP.

437 Madison Avenue, 38th Floor

New York, New York 10022

(212) 328-2100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 8, 2012

The Annual Meeting of Shareholders, or the Annual Meeting, of Medallion Financial Corp. (except where the context suggests otherwise, the terms the “Company,” “we,” “us” and “our” refer to Medallion Financial Corp.) will be held on June 8, 2012 at 10:00 a.m., Eastern Daylight Saving Time at The Harmonie Club, located at 4 East 60th Street, New York, New York 10022, to consider and act upon the following matters:

1.	To elect three directors to serve until the 2015 Annual Meeting of Shareholders;

2.	To ratify the selection of WeiserMazars LLP as our independent registered public accounting firm for the year ending December 31, 2012;

3.	To vote on a non-binding advisory resolution to approve executive compensation;

4.	To vote on the frequency of conducting future advisory votes to approve executive compensation through a non-binding advisory vote; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 4, 2012 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of 10 days prior to the meeting during regular business hours at our principal offices located at the address listed above. All shareholders are cordially invited to attend the Annual Meeting.

Important Notice Regarding the Availability of

Proxy Materials for the Shareholder

Meeting to be Held on June 8, 2012

The proxy statement and 2011 Annual Report to shareholders are available at http://www.rrdezproxy.com/2012/MedallionFinancial/.

By Order of the Board of Directors,

MARIE RUSSO

Secretary

New York, New York

April 30, 2012

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOUR VOTE IS IMPORTANT. YOU MAY VOTE BY COMPLETING AND MAILING THE ENCLOSED PROXY OR VOTER INSTRUCTION CARD. PLEASE FILL OUT AND RETURN THE PROXY CARD PROMPTLY. FOR DETAILED INFORMATION REGARDING VOTING INSTRUCTIONS, PLEASE REFER TO THE SECTION ENTITLED “QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING / HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?” ON PAGE 3 OF THE PROXY STATEMENT. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

2012 ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

MEDALLION FINANCIAL CORP.

437 Madison Avenue, 38th Floor

New York, New York 10022

(212) 328-2100

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

June 8, 2012

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting to be held on June 8, 2012 and at any adjournments or postponements of the Annual Meeting. The purposes of the Annual Meeting are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at 10:00 a.m. Eastern Daylight Saving Time at The Harmonie Club, located at 4 East 60th Street, New York, New York 10022. The date of the mailing of this proxy statement and accompanying proxy is on or about April 30, 2012. All shares of common stock will be voted in accordance with the shareholders’ instructions.

Shareholders are entitled to one vote per share on all matters voted upon at the Annual Meeting. Shareholders do not have the right to cumulate their votes for directors. The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of common stock outstanding on April 4, 2012 will constitute a quorum. If the accompanying proxy is properly signed and timely returned to American Stock Transfer & Trust Company, LLC and not revoked, it will be voted in accordance with the instructions contained therein.

Unless contrary instructions are given, the persons designated as proxy holders on the accompanying proxy card will vote:

(i)	FOR the Board of Directors’ nominees;

(ii)	FOR ratification of WeiserMazars LLP as our independent registered public accounting firm for the year ending December 31, 2012;

(iii)	FOR the approval of a non-binding advisory resolution to approve executive compensation;

(iv)	for EVERY THREE YEARS in the non-binding advisory vote on the frequency of conducting future advisory votes to approve executive compensation; and

(v)	if any other matters properly come before the Annual Meeting, in accordance with their best judgment on such matters.

Any proxy may be revoked by a shareholder at any time before its exercise by delivery of a written revocation to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219. The powers of the proxy holder with respect to a particular proxy will be suspended if the person executing that proxy attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not in itself constitute revocation of the proxy. Shareholders have no dissenters’ rights of appraisal in connection with any matter being presented at the Annual Meeting.

VOTING SECURITIES AND VOTES REQUIRED

On April 4, 2012, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, an aggregate of 17,942,510 shares of our common stock, or Common Stock, at $0.01 par value per share, were outstanding and entitled to vote. Shareholders are entitled to one vote per share.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting shall be necessary to constitute a quorum for the transaction of business. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken. A plurality of the votes cast is required for the election of directors. A majority of the votes cast is required for all other matters. Abstentions and broker non-votes will be considered as present for quorum purposes but will not be counted as votes cast. Abstentions and broker non-votes will have no effect on the matters to be voted on at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND

THE ANNUAL MEETING

Q:	WHY AM I RECEIVING THESE MATERIALS?

A:	Our Board of Directors is providing these proxy materials for you in connection with the Annual Meeting, which will take place on June 8, 2012. As a shareholder, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Q:	WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A:	The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Our 2011 Annual Report, including our 2011 consolidated financial statements, is also enclosed.

Q:	WHAT WILL BE VOTED ON AT THE MEETING?

A:	There are four matters scheduled to be voted on at the Annual Meeting:

•	The election of three directors to serve until the 2015 Annual Meeting of Shareholders;

•	The ratification of WeiserMazars LLP as our independent registered public accounting firm for the year ending December 31, 2012;

•	The approval of a non-binding advisory resolution to approve executive compensation; and

•	A non-binding advisory vote on the frequency of conducting future advisory votes to approve executive compensation.

Q:	WHAT IS OUR VOTING RECOMMENDATION?

A:	Our Board of Directors recommends that you vote your shares:

(i)	FOR the Board of Directors’ nominees;

(ii)	FOR ratification of WeiserMazars LLP as our independent registered public accounting firm for the year ending December 31, 2012;

(iii)	FOR the approval of a non-binding advisory resolution to approve executive compensation; and

(iv)	for EVERY THREE YEARS in the non-binding advisory vote on the frequency of conducting future advisory votes to approve executive compensation.

Q:	WHAT SHARES CAN I VOTE?

A:	All shares owned by you as of the close of business on April 4, 2012, the record date, may be voted by you. These shares include (1) shares held directly in your name as the shareholder of record, including shares purchased through our Dividend Reinvestment Plan and (2) shares held for you as the beneficial owner through a stockbroker or bank.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A:	Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

SHAREHOLDER OF RECORD

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed a proxy for you to use.

BENEFICIAL OWNER

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee on how to vote your shares.

Q:	HOW CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

A:	Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE ANNUAL MEETING. SHARES HELD IN STREET NAME MAY BE VOTED IN PERSON BY YOU ONLY IF YOU OBTAIN A SIGNED PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES.

Q:	HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?

A:	Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in “HOW ARE VOTES COUNTED?”.

Q:	CAN I CHANGE MY VOTE?

A:	You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by delivery of a written revocation to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219 or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q:	HOW ARE VOTES COUNTED?

A:	In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors. The election of our directors requires a plurality of the votes cast, so abstentions and broker non-votes will not be counted in determining which nominees received the largest number of votes cast. This means the nominees for election to the Board of Directors at the Annual Meeting who receive the largest number of properly cast “FOR” votes will be elected as directors.

The approval of all other proposals require the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will have no effect on the results of the votes on such proposals.

Q:	WHAT IS THE QUORUM REQUIREMENT FOR THE ANNUAL MEETING?

A:	The quorum requirement for holding the meeting and transacting business is the presence in person or by proxy of the holders of a majority of the shares issued and outstanding and entitled to vote. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner, and (2) the broker lacks discretionary voting power to vote such shares.

Q:	WHAT IS THE VOTING REQUIREMENT TO APPROVE THE PROPOSALS?

A:	Approval of the director nominees requires a plurality of the votes cast at the Annual Meeting, in person or by proxy. Approval of all other matters requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting, in person or by proxy.

If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute broker non-votes, as described in “WHAT IS THE QUORUM REQUIREMENT FOR THE ANNUAL MEETING?” above.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION CARD?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A:	We will announce preliminary voting results at the Annual Meeting and disclose final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission, or the Commission, on or before June 14, 2012. The Form 8-K will be available on the “For Investors” section of our website at www.medallion.com and on the Commission’s website at www.sec.gov.

Q:	WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE ANNUAL MEETING?

A:	Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:	WHAT CLASSES OF SHARES ARE ENTITLED TO BE VOTED?

A:	Each share of our Common Stock outstanding as of the close of business on April 4, 2012, the record date, is entitled to vote on all items being voted upon at the Annual Meeting. On the record date, we had approximately 17,942,510 shares of Common Stock issued and outstanding.

Q:	WHO WILL COUNT THE VOTES?

A:	A representative of American Stock Transfer & Trust Company, LLC, our transfer agent, will tabulate the votes and act as the inspector of election.

Q:	IS MY VOTE CONFIDENTIAL?

A:	Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within us or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board of Directors. Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to our management.

Q:	WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETING?

A:	We will pay the entire cost of the proxy preparation and solicitation, including reimbursing brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders. We have retained Alliance Advisors, LLC to act as a proxy solicitor for a fee of approximately $5,000, plus reimbursement of out-of-pocket expenses. We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees as well as our proxy solicitor may solicit proxies in person, by telephone or by electronic communication. Our directors, officers and regular employees will not receive any additional compensation for such solicitation activities.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of April 4, 2012, regarding the ownership of our Common Stock by (i) the persons known by us to own more than five percent of the outstanding shares, (ii) all of our directors and nominees, (iii) each of our executive officers named in the Summary Compensation Table, and (iv) all of our directors and executive officers as a group. The number of shares beneficially owned by each director or executive officer is determined under rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of April 4, 2012 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

Name and Address	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned(1)
Alvin Murstein(2) Chairman, Chief Executive Officer, and Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	1,506,809	8.35%

Andrew M. Murstein(3) President and Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	1,619,912	8.95%

Larry D. Hall(4) Senior Vice President and Chief Financial Officer c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	64,477	*

Michael J. Kowalsky(5) Executive Vice President c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	65,809	*

Brian S. O’Leary(6) Chief Operating Officer and Chief Credit Officer c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	40,602	*

Henry L. Aaron(7) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	9,000	*

Mario M. Cuomo(8) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	10,666	*

Name and Address	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned(1)
Henry D. Jackson(9) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	9,000	*

Stanley Kreitman(10) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	25,000	*

Frederick A. Menowitz(11) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	23,500	*

David L. Rudnick(12) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	19,424	*

Lowell P. Weicker, Jr.(13) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	21,766	*

All executive officers and directors as a group (14 persons)(14)	3,448,098	18.72%

BlackRock, Inc.(15) 40 East 52nd Street New York, NY 10022	1,184,621	6.60%

Dimensional Fund Advisors LP(16) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	1,483,797	8.27%

*	Less than 1.0%
(1)	Applicable percentage of ownership is based on 17,942,510 shares of Common Stock outstanding as of April 4, 2012 together with the exercisable options for such shareholder or group of shareholders, as applicable. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares subject to options are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(2)	Includes 1,238,300 shares of Common Stock owned by the Alvin Murstein Second Family Trust of which Alvin Murstein is a trustee and beneficiary, 117,660 shares of Common Stock owned by Alvin Murstein directly, 5,000 shares of Common Stock owned by Alvin Murstein’s spouse, 45,849 shares of restricted Common Stock owned by Alvin Murstein directly and 100,000 shares of Common Stock issuable upon the exercise of options.
(3)	Includes 1,399,063 shares owned by the Andrew Murstein Family Trust, of which Andrew M. Murstein is a trustee and beneficiary, 8,000 shares held by Andrew M. Murstein directly, 45,849 shares of restricted Common Stock owned by Andrew M. Murstein directly and 167,000 shares of Common Stock issuable upon the exercise of options.

(4)	Includes 12,000 shares of Common Stock owned by Larry D. Hall directly, 5,487 shares of restricted Common Stock owned by Larry D. Hall directly and 47,000 shares of Common Stock issuable upon the exercise of options.
(5)	Includes 16,100 shares of Common Stock owned by Michael J. Kowalsky directly, 2,458 shares of Common Stock held by Fidelity Investments in an Individual Retirement Account for the benefit of Michael J. Kowalsky, 3,757 shares of restricted Common Stock owned by Michael J. Kowalsky directly and 43,494 shares of Common Stock issuable upon the exercise of options.
(6)	Includes 5,566 shares of Common Stock held by Charles Schwab & Co., Inc. in an Individual Retirement Account for the benefit of Brian S. O’Leary, 5,036 shares of restricted Common Stock owned by Brian S. O’Leary directly and 30,000 shares issuable upon the exercise of options.
(7)	Consists of 9,000 shares of Common Stock issuable upon the exercise of options.
(8)	Consists of 10,666 shares of Common Stock issuable upon the exercise of options. Does not include 3,334 shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of April 4, 2012.
(9)	Consists of 9,000 shares of Common Stock issuable upon the exercise of options.
(10)	Includes 10,000 shares of Common Stock owned by Stanley Kreitman directly and 15,000 shares of Common Stock issuable upon the exercise of options. Does not include 3,000 shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of April 4, 2012.
(11)	Includes 8,500 shares of Common Stock owned by Frederick A. Menowitz directly and 15,000 shares of Common Stock issuable upon the exercise of options. Does not include 3,000 shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of April 4, 2012.
(12)	Includes 10,424 shares of Common Stock owned by David L. Rudnick directly and 9,000 shares of Common Stock issuable upon the exercise of options. Does not include 3,000 shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of April 4, 2012.
(13)	Includes 4,800 shares of Common Stock owned by Lowell P. Weicker, Jr. directly, 4,000 shares of Common Stock owned by the Lowell P. Weicker Estate for Lowell P. Weicker, Jr. of which Mr. Weicker is the income beneficiary, 2,000 shares of Common Stock held by Bank of New York Mellon Wealth Management in an Individual Retirement Account for the benefit of Lowell P. Weicker, Jr.’s spouse, 300 shares of Common Stock owned by Lowell P. Weicker, Jr.’s spouse and 10,666 shares of Common Stock issuable upon the exercise of options. Does not include 3,334 shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of April 4, 2012.
(14)	Consists of 476,279 shares of Common Stock issuable upon the exercise of options. Does not include 15,668 shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of April 4, 2012.
(15)	Based upon a Schedule 13G filed with the Commission on February 13, 2012 by BlackRock, Inc., or BlackRock. In the Schedule 13G, BlackRock reported that it has sole voting power with respect to 1,184,621 shares of Common Stock and sole dispositive power with respect to 1,184,621 shares of Common Stock.
(16)	Based upon a Schedule 13G filed with the Commission on February 14, 2012 by Dimensional Fund Advisors LP, or Dimensional. In the Schedule 13G, Dimensional reported that it has sole voting power with respect to 1,454,331 shares and sole dispositive power with respect to 1,483,797 shares. Dimensional reports that all securities reported in the Schedule 13G are owned by advisory clients of Dimensional. Dimensional disclaims beneficial ownership of such securities.

PROPOSAL NO. 1

ELECTION OF CLASS I DIRECTORS

Our Restated Certificate of Incorporation provides that the Board of Directors is divided into three classes (Class I, Class II and Class III) serving staggered terms of three years. The number of directors is fixed at nine. Elections for Class I directors will be held at the Annual Meeting on June 8, 2012. Class II directors were last elected at the annual meeting of shareholders held on June 11, 2010 and will stand for election in 2013. Class III directors were last elected at the annual meeting of shareholders held on June 17, 2011 and will stand for election in 2014.

The Board of Directors has nominated Stanley Kreitman, Frederick A. Menowitz, and David L. Rudnick for election as Class I directors for a three-year term until the annual meeting of shareholders in 2015. Messrs. Kreitman, Menowitz, and Rudnick each presently serves as a director and each has consented to being named in this proxy statement and to serve if elected. THE PERSONS NAMED IN THE ENCLOSED PROXY CARD, ALVIN MURSTEIN AND MARIE RUSSO, WILL VOTE TO ELECT MESSRS. KREITMAN, MENOWITZ AND RUDNICK AS OUR DIRECTORS UNLESS AUTHORITY TO VOTE FOR THE ELECTION OF ANY OR ALL OF THE NOMINEES IS WITHHELD BY MARKING THE PROXY CARD TO THAT EFFECT. If for any reason any nominee should become unavailable for election prior to the Annual Meeting, the person acting under the proxy may vote the proxy for the election of a substitute designated by the Board of Directors. It is not presently expected that any of the nominees will be unavailable.

Approval of the nominees requires a plurality of the votes cast at the Annual Meeting, in person or by proxy.

NOMINEES TO SERVE AS CLASS I DIRECTORS UNTIL

THE 2015 ANNUAL MEETING OF SHAREHOLDERS

Name	Age	Position	Term of Office
Stanley Kreitman	80	Director	Director since 1996
Frederick A. Menowitz	75	Director	Director since 2003
David L. Rudnick	71	Director	Director since 1996

Independent Directors

Stanley Kreitman has served as our director since February 1996. Since 1993, Mr. Kreitman has served as Chairman of Manhattan Associates, an investment banking company. In addition, since 2001, Mr. Kreitman has served as Senior Advisor of the Advisory Board to Signature Bank. Mr. Kreitman served as a director of Tri-Magna from 1991 until May 1996. Mr. Kreitman served as President of the United States Banknote Corporation, a securities printing company, from 1976 until his retirement in 1996. Mr. Kreitman serves as a member of the board of directors of CCA Industries, Inc. and KSW Corp., both publicly-traded companies. Mr. Kreitman previously served as a director of Capital Lease Funding, Geneva Financial Corp., Sports Properties Acquisition Corp. and Renaissance Acquisition Corp. He also serves as Chairman of the New York City Board of Corrections. Mr. Kreitman received a B.S. from New York University. Mr. Kreitman’s financial accounting skills have qualified him to chair our Audit Committee and to serve as the audit committee financial expert. He also provides the Board of Directors with experience on other public company boards of directors which provides our Board of Directors with insight on developing best practices for public companies in areas such as risk oversight and corporate governance matters. Mr. Kreitman has deep knowledge of our company and its business, having served on our Board of Directors since 1996.

Frederick A. Menowitz has served as our director since May 2003. Mr. Menowitz is currently an independent real estate investor. Mr. Menowitz received a B.A. from the University of Virginia and a J.D. from the University of Virginia School of Law. He is a member of the American Bar Association, the New York State Bar Association, the Queens Chamber of Commerce, and the Elmhurst, New York Chamber of Commerce. Mr. Menowitz brings legal and business expertise and finance and investment skills to our Board of Directors.

David L. Rudnick has served as our director since February 1996. Mr. Rudnick serves as President of Rudco Properties, Inc., a real estate management concern and CEO of the Century Associates Group, a national commercial real estate concern which he founded in 1969. Mr. Rudnick served as President of Rudco Industries, Inc., an international manufacturer of machine readable documents, from 1963 to 1986. Mr. Rudnick previously served as President of the Financial Stationers Association and a director of West Side Federal Savings & Loan Association. Mr. Rudnick received an A.B. with honors in economics from Harvard University and an M.B.A. from Columbia University Graduate School of Business. Mr. Rudnick is Andrew M. Murstein’s father-in-law. Mr. Rudnick brings investment and executive management skills to our Board of Directors. He also has deep knowledge of our company and its business, having served on our Board of Directors since 1996.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR MESSRS. KREITMAN, MENOWITZ AND RUDNICK AS OUR DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

We are asking the shareholders to ratify the Audit Committee’s appointment of WeiserMazars LLP, or WeiserMazars, as our independent registered public accounting firm for the fiscal year ending December 31, 2012. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our shareholders’ best interests.

WeiserMazars has audited our consolidated financial statements annually since our 2005 fiscal year. Representatives of WeiserMazars are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees billed to us by WeiserMazars for professional services rendered for the fiscal years ended December 31, 2011 and December 31, 2010:

Fee Category	Fiscal 2011 Fees	Fiscal 2010 Fees
Audit Fees	$870,541.00	$821,137.00
Audit-Related Fees	—	—
Tax Fees	$152,907.00	$115,572.00
All Other Fees	$23,113.00	$15,129.00

Total Fees	$1,046,561.00	$951,838.00

Audit Fees.    Consists of fees billed for professional services rendered for the integrated audit of our consolidated financial statements and of our internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports. Also consists of fees billed for services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.    There were no fees billed to us by WeiserMazars for the fiscal years ended December 31, 2011 and December 31, 2010 for assurance and related services reasonably related to the performance of the audit or review of our consolidated financial statements.

Tax Fees.    Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance, assistance with tax reporting requirements and audit compliance, value-added tax compliance, mergers and acquisitions tax compliance, and tax advice on federal and state tax matters.

All Other Fees.    Consists of fees for products and services other than the services reported above. These services include accounting advice in connection with proposed strategic transactions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has granted the Chairman of the Audit Committee, Stanley Kreitman, the authority to pre-approve all audit and permissible non-audit services so long as such approval is ratified by the Audit Committee in a timely manner. One hundred percent of the tax fees and all other fees were approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, nor shall such information be incorporated by reference into any future filings by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Audit Committees play a critical role in the financial reporting system by overseeing and monitoring management’s and the independent auditors’ participation in the financial reporting process. As such, we are providing this fiscal report to shareholders to help inform them of this process and the activities of the Audit Committee of Medallion Financial Corp., or the Company, in the past year. The Audit Committee of the Board of Directors is composed of three non-management directors selected by the Board of Directors. All current members meet the experience and independence requirements of NASDAQ and the Commission. In addition, the Board of Directors has determined that Stanley Kreitman is an “audit committee financial expert” as defined by both NASDAQ listing standards and Commission guidelines.

The Audit Committee of the Board of Directors of the Company serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and the Company’s standards of business conduct. The Company’s management has primary responsibility for preparing the Company’s financial statements and the Company’s financial reporting process. The Company’s independent accountants, WeiserMazars LLP, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management, including a discussion of the quality and acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles.

2. The Audit Committee has discussed with the independent accountants and management the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board (United States) Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent accountant the independent accountant’s independence.

4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

5. The Audit Committee has considered whether the provision of non-audit related services by the independent accountants is compatible with maintaining the accountant’s independence.

The undersigned members of the Audit Committee have submitted this report to the Board of Directors.

Stanley Kreitman, Chairman

Henry D. Jackson, Director

Frederick A. Menowitz, Director

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS RATIFY THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3

NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required pursuant to Section 14A of the Exchange Act, we are asking our shareholders to cast a non-binding advisory vote on the overall executive pay-for-performance compensation policies and procedures employed by us, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement. We believe that our compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of our shareholders.

We also believe that both we and our shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. Thus, we are providing our shareholders with the right to cast an advisory vote on our compensation program at the annual meeting of shareholders in 2012. This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive pay program and policies through the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

While we believe this “Say-on-Pay” proposal demonstrates our commitment to our shareholders, we also are committed to achieving a high level of total return for our shareholders. Since our initial public offering in 1996, we have paid dividends in excess of $167,901,000 or $10.60 per share.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION.

PROPOSAL NO. 4

NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF CONDUCTING FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are asking our shareholders to cast a non-binding advisory vote regarding how frequently we should seek from our shareholders a non-binding advisory vote (similar to Proposal 3 above) on executive compensation. By voting on this frequency proposal, shareholders may indicate whether they would prefer that the advisory vote on the compensation of our named executive officers occur every year, every two years or every three years.

After consideration of this proposal, the Board of Directors determined that future advisory votes on executive compensation that occur every three years would be the most appropriate policy for us at this time. Therefore, the Board of Directors recommends that you vote for future advisory votes on executive compensation to occur triennially. In coming to this decision, the Board of Directors recognized that our executive compensation programs are designed to promote a long-term alignment of pay and performance over multi-year periods. The Board of Directors believes that an advisory vote on a three-year cycle will provide shareholders sufficient time to evaluate the effectiveness of our executive compensation philosophy, policies and practices in the context of our long-term business results. In addition, the Board of Directors believes that an annual vote on executive compensation will not allow sufficient time for shareholders to meaningfully evaluate any changes to our executive compensation policies and practices. A triennial vote also provides us with additional time to engage with shareholders and meaningfully and thoughtfully respond to shareholders’ views.

The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be considered the frequency for the advisory vote on executive compensation that has been selected by shareholders. However, this advisory vote is not binding on us or our Board of Directors. Our Board of Directors will take into account the result of the vote when determining the frequency of future advisory votes on executive compensation. Because this vote is advisory and not binding on us or our Board of Directors, the Board of Directors may decide that it is in our best interests and the best interests of our shareholders to hold an advisory vote on executive compensation more or less frequently than the option considered approved by our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR CONDUCTING FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION EVERY THREE YEARS.

CORPORATE GOVERNANCE

Organization of the Board of Directors

The Board of Directors is responsible for our management and direction and for establishing broad corporate policies. As further described below, the Board of Directors held regularly scheduled meetings during the year ended December 31, 2011. The Board of Directors is comprised of nine total members, a majority of whom (six) are not “interested persons” under the 1940 Act. The Board of Directors held four formal meetings during the year ended December 31, 2011. Each director attended at least 75% of the meetings of the Board of Directors and all committees of the Board of Directors on which he served. Our directors are encouraged to attend the annual meeting of shareholders. Two of our directors attended last year’s annual meeting.

Board Leadership Structure

Alvin Murstein serves as both the Chief Executive Officer and Chairman of the Board of Directors. Mr. Murstein is an “interested person” under the 1940 Act. The Board of Directors believes that this leadership structure is appropriate because Mr. Murstein’s service as both the Chief Executive Officer and Chairman of the Board of Directors is in the best interest of our company and our shareholders. Mr. Murstein possesses detailed and in-depth specialized knowledge of the taxicab medallion loan business, opportunities and challenges facing our company and is thus best positioned to develop agendas that ensure that the Board of Director’s time and attention are focused on the most critical matters. His combined role enables greater efficiency regarding management of the company, provides for decisive leadership, ensures clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to our shareholders, employees and customers. Because of the ease of communication arising from the relatively small size of the Board of Directors and the small number of independent directors, the Board of Directors has determined not to designate a lead independent director.

The Board of Directors believes that our independent directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of Board of Director meetings, the independent directors hold regular executive sessions. We believe that this approach effectively encourages full engagement of all directors in executive sessions, while avoiding unnecessary hierarchy. Following an executive session of independent directors, the presiding director acts as a liaison between the independent directors and the Chairman regarding any specific feedback or issues, provides the Chairman with input regarding agenda items for Board and Committee meetings, and coordinates with the Chairman regarding information to be provided to the independent directors in performing their duties. The Board believes that this approach appropriately and effectively complements the combined Chairman/Chief Executive Officer structure.

Board’s Role in Risk Oversight

While risk management is primarily the responsibility of our management team, the Board of Directors is responsible for the overall supervision of our risk management activities. The Board’s oversight of the material risks faced by our company occurs at both the full board level and at the committee level.

Management provides regular updates throughout the year to the respective committees regarding the management of the risks they oversee, and each of these committees report on risk to the full board at regular meetings of the Board. In addition to the reports from the committees, the Board receives presentations throughout the year from various department and business unit leaders that include discussion of significant risks as necessary. At each Board meeting, the Board addresses matters of particular importance or concern, including any significant areas of risk that require Board attention.

We believe that our approach to risk oversight, as described above, optimizes our ability to assess inter-relationships among the various risks, make informed cost-benefit decisions, and approach emerging risks in a proactive manner for our company. We also believe that our risk structure complements our current board leadership structure, as it allows our independent directors, through our fully independent board committees and otherwise, to exercise effective oversight of the actions of management in identifying risks and implementing effective risk management policies and controls.

Board Committees

We have four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Executive Committee. Each of these committees, except the Executive Committee, has a written charter approved by the Board of Directors. A copy of each charter can be found in the “For Investors” section of our website at www.medallion.com.

Audit Committee

The Audit Committee reviews the results and scope of the audit and other services provided by our independent public accountants. The Audit Committee met four times during the year ended December 31, 2011 to review (i) the effectiveness of the public accountants during the audit for the year ended December 31, 2011, (ii) the adequacy of the 2011 financial statement disclosures for the year ended December 31, 2011, (iii) our internal control policies and procedures, and (iv) the selection of our independent public accountants. The members of the Audit Committee are Messrs. Kreitman, Jackson, and Menowitz. Mr. Kreitman is the Chairman and audit committee financial expert. Each Audit Committee member meets the independence requirements of NASDAQ and the Commission. See “Audit Committee Report.”

Compensation Committee

The Compensation Committee makes recommendations concerning compensation of our directors and executive officers including (i) all incentive, restricted stock or stock option plans or arrangements established by us for officers and employees, including the grant of stock options and restricted stock to employees, (ii) adoption and amendment of all employee restricted stock, stock option and other employee benefit, plans and arrangements and (iii) the engagement of, terms of any employment agreements and arrangements with, and termination of, all of our officers. The Compensation Committee reviews management’s recommendations and advises management and the Board of Directors on broad compensation policies such as salary ranges, annual incentive bonuses, long-term incentive plans, including equity-based compensation programs, and other benefit and perquisite programs. The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee. The Compensation Committee has the resources and authority to discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants. The Compensation Committee has sole authority to select and retain a compensation consultant, to terminate any consultant retained by the Compensation Committee, and to approve the fees and other retention terms of any consultant. These consultants report directly to the Compensation Committee.

The Compensation Committee meets with the frequency necessary to perform its duties and responsibilities. The Compensation Committee usually makes many of its performance-based decisions at a meeting held in February of each fiscal year, including evaluating the performance of our NEOs during the immediately preceding year, determining the amount of their annual cash bonuses for the preceding year and determining base salaries for the upcoming fiscal year. Grants of equity compensation are generally made in the first quarter of each year.

In 2009 and 2010, the Compensation Committee retained the services of a third party, independent executive consultant, Meridian Compensation Partners, LLC, or Meridian, to assist the Compensation Committee in its review of our executive compensation practices, including the competitiveness of our executive pay levels. At no time during 2009 or 2010 or at any other time did the Compensation Committee direct Meridian to perform services in any particular manner or under any particular method. The Compensation Committee has the final authority to hire and terminate the consultant, and the Compensation Committee evaluates the consultant annually. The Compensation Committee did not engage an executive compensation consultant for 2011 but performed its own assessment of executive compensation.

The members of the Compensation Committee are Messrs. Aaron, Menowitz, and Weicker, who is the Chairman. Each member of the Compensation Committee is an “independent director,” as defined under Rule 4200(a)(15) of the NASDAQ Marketplace Rules. Each member is also a “non-employee director,” as defined in Rule 16b-3 promulgated under the Exchange Act, and each qualifies as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Board of Directors did not reject any recommendations of the Compensation Committee during the year ended December 31, 2011. The Compensation Committee met two times during the year ended December 31, 2011 and made recommendations concerning compensation, restricted stock, stock options and other employment matters. See “Compensation Committee Report.”

Nominating and Governance Committee

The Nominating and Governance Committee identifies individuals qualified to become members of the Board of Directors and recommends individuals to the Board of Directors for nomination as members of the Board of Directors and its committees. The Nominating and Governance Committee is also charged with overseeing the evaluation of the Board of Directors and reviewing our board governance principles and advising the Board of Directors on such board governance. The members of the Nominating and Governance Committee are Messrs. Rudnick, Kreitman, and Weicker. Mr. Rudnick is the Chairman. Each Nominating and Governance Committee member meets the independence requirements of the NASDAQ and the Commission. The Nominating and Governance Committee met two times during the year ended December 31, 2011.

Nominees for the Board of Directors should be committed to enhancing long-term shareholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Board of Directors’ policy is to encourage the selection of directors who will contribute to our overall corporate goals: responsibility to shareholders, finance leadership, effective execution, high customer satisfaction and superior employee working environment. In nominating a candidate for election to the Board of Directors, the Nominating and Governance Committee may take into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations comparable to us, the interplay of the candidate’s experience with the experiences of other board members, and the extent to which the candidate would be a desirable addition to the Board of Directors and any committees. While the Nominating and Governance Committee carefully considers diversity when considering directors, it has not established a formal policy regarding diversity. In evaluating potential candidates for the Board of Directors, the Nominating and Governance Committee considers the above factors in the light of the specific needs of the Board of Directors at that time.

In recommending candidates for election to the Board of Directors, the Nominating and Governance Committee considers nominees recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. The Nominating and Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluation of candidates generally involves a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Governance Committee would recommend the candidate for consideration by the full Board of Directors. The Nominating and Governance Committee may engage third-party consultants or search firms to assist in identifying and evaluating potential nominees. To recommend a prospective nominee for the Nominating and Governance Committee’s consideration, submit the candidate’s name and qualifications to our Secretary in writing to the following address: Medallion Financial Corp., Attn: Secretary, 437 Madison Avenue, 38th Floor, New York, New York 10022, with a copy to Medallion Financial

Corp, Attn: General Counsel at the same address. When submitting candidates for nomination to be elected at the annual meeting of shareholders, shareholders must also follow the notice procedures and provide the information required by our bylaws.

In particular, for the Nominating and Governance Committee to consider a candidate or candidates recommended by a shareholder for nomination at the 2013 Annual Meeting of Shareholders, written notice of such shareholder’s intent to make such nomination or nominations must be given, either by personal delivery or by United States mail, postage prepaid, to our Secretary not later than 120 days in advance of the date of our notice of annual meeting released to shareholders in connection with the previous year’s annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s notice of annual meeting of shareholders, then, in that event only, a shareholder’s notice must be delivered to and received at our principal executive offices at least 30 days before the notice of the date of the annual meeting is mailed to shareholders in the current year. The notice must include the information specified in our bylaws, including the following:

•	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

•

a representation that the shareholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting the person or persons specified above;

•

a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

•

such other information regarding each nominee proposed by such shareholders as would be required to be included in our proxy statement filed pursuant to the proxy rules of the Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and

•	the consent of each nominee to serve as our director if so elected.

Executive Committee

The Executive Committee meets on an ad hoc basis to provide strategic and managerial advice to management. The members of the Executive Committee are Messrs. Alvin Murstein, Andrew M. Murstein, Stanley Kreitman, and David L. Rudnick. The Executive Committee met one time during the year ended December 31, 2011.

Code of Ethics

As part of our compliance with the 1940 Act, we have in place a code of ethics policy for our directors, officers and employees. These persons must act ethically at all times and in accordance with the guidelines comprising our Code of Ethical Conduct and Insider Trading Policy (codified as a written policy and adopted by the Board of Directors on October 4, 2004 and amended on August 1, 2006 and April 30, 2008) to establish standards and procedures for the prevention and detection of activities which signal a conflict of interest or an abuse of fiduciary duty. To further promote ethical and responsible decision-making, the Board of Directors also adopted a Code of Ethical Conduct for Senior Financial Officers. Our Code of Ethical Conduct and Insider Trading Policy and Code of Ethical Conduct for Senior Financial Officers can be can be found in the “For Investors” section of our website at www.medallion.com. If we make any substantive amendments to the Code of Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website. The Board of Directors expects our directors, as well as our officers and employees, to act ethically at all times and to acknowledge their adherence to the policies comprising our Code of Ethics, which include, among other things, rules prohibiting loans or other extensions of credit, securities transactions during “blackout” periods, acceptance of gifts, and certain interested transactions.

In addition, the Board of Directors has established a policy for reporting employee concerns to the Audit Committee of the Board of Directors. Anyone with a concern about our accounting, internal accounting controls, or auditing matters may confidentially report such concern by telephone to a special dedicated toll-free phone number. This policy was previously announced to all of our employees and the telephone number is published in our common-area workplaces. All such communications are confidential and shall be promptly reviewed by the Audit Committee.

Shareholder Communications with the Board of Directors

Shareholders may communicate with our Board of Directors through our Secretary by writing to the following address: Board of Directors, c/o Secretary, Medallion Financial Corp., 437 Madison Avenue, 38th Floor, New York, New York 10022. Our Secretary will forward all correspondence to the Board of Directors, except for junk mail, mass mailings, loan complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Our Secretary may forward certain correspondence, such as loan-related inquiries, elsewhere within us for review and possible response.

Proxy Voting Policies and Procedures

We hold an immaterial amount of voting securities. Executive management, pursuant to no special policy or procedure, votes these proxies, when applicable, as part of their routine executive functions.

OUR DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth the name, ages and titles of the persons who were our directors and executive officers as of April 4, 2012:

Name	Age	Position(s) Held
Independent Directors
Henry L. Aaron(1)	78	Director
Henry D. Jackson(1)	47	Director
Stanley Kreitman	80	Director
Frederick A. Menowitz	75	Director
David L. Rudnick	71	Director
Lowell P. Weicker, Jr.(2)	80	Director

Interested Directors
Mario M. Cuomo(2)(3)	79	Director
Alvin Murstein(1)(3)	77	Chairman, Chief Executive Officer, and Director
Andrew M. Murstein(2)(3)	47	President and Director

Executive Officers Who Are Not Directors
Larry D. Hall(3)	58	Senior Vice President and Chief Financial Officer
Michael J. Kowalsky(3)	66	Executive Vice President
Brian S. O’Leary(3)	65	Executive Vice President and Chief Operating Officer
Marie Russo(3)	87	Senior Vice President and Secretary
Jeffrey Yin(3)	38	Chief Compliance Officer and General Counsel

(1)	Indicates a Class III director whose term expires at the 2014 Annual Meeting of Shareholders.
(2)	Indicates a Class II director whose term expires at the 2013 Annual Meeting of Shareholders.
(3)	Indicates an “interested person” as defined in Section 2(a)(19) of the 1940 Act.

The address for each director is c/o Medallion Financial Corp., 437 Madison Avenue, 38th Floor, New York, New York 10022.

The address for the executive officers is our principal offices, located at 437 Madison Avenue, 38th Floor, New York, New York 10022.

Independent Directors Not Standing for Election

Henry L. Aaron has served as our director since November 2004. Mr. Aaron served as a director of Turner Broadcasting System, Inc. from 1980 until its acquisition by Time Warner, Inc. in 1996. Mr. Aaron is currently Senior Vice President of Atlanta National League Baseball Club, Inc. Mr. Aaron sits on the board of directors of DSW Inc. and the Atlanta Braves. He also sits on the board of advisors of the Atlanta Falcons. Mr. Aaron previously served as a director of Retail Ventures, Inc. and Sports Properties Acquisition Corp. He is a member of the Board of Governors for Boys and Girls Clubs of America. Mr. Aaron is a recipient of the Presidential Medal of Freedom, the nation’s highest civilian award, awarded by President George W. Bush. Mr. Aaron brings strong executive management skills to our Board of Directors. He also provides the Board of Directors with experience on other public company boards of directors which provides our Board of Directors with insight on developing best practices for public companies in areas such as risk oversight and corporate governance matters.

Henry D. Jackson has served as our director since November 2002. Mr. Jackson is Managing Partner and Chief Executive of OpCapita LLP, a private investment fund headquartered in London, England and focused on special situations in the European retail industry. Prior to establishing Merchant Equity Partners, the predecessor to OpCapita, in 2006, he spent 20 years as an investment banker to the retail sector in Europe and the United

States and was a Managing Director of Deutsche Bank and Credit Suisse First Boston. Mr. Jackson received a B.Sc., with honors, from the Wharton School, a B.A., with honors, from the University of Pennsylvania, and was elected to Phi Beta Kappa. Mr. Jackson’s leadership experience in the investment banking industry allows him to provide continued financial business skills to our Board of Directors.

Lowell P. Weicker, Jr. has served as our director since February 2003. Mr. Weicker served as Governor of the State of Connecticut from 1991 to 1995. He served as a United States Senator representing the State of Connecticut from 1970 to 1988. Mr. Weicker serves as President of Trust for America’s Health, a Washington, DC-based advocate for better public health. Mr. Weicker previously served as a director of World Wrestling Entertainment, Inc. and Compuware Corporation. He received a B.A. from Yale University and a L.L.B. from the University of Virginia School of Law. Mr. Weicker brings valuable skills to the Board of Directors that he acquired through his extensive career in the public sector, such as his expertise in the areas of government relations and external affairs. He also provides the Board of Directors with experience on other public company boards of directors which provides our Board of Directors with insight on developing best practices for public companies in areas such as risk oversight and corporate governance matters.

Interested Directors Not Standing for Election

Mario M. Cuomo has served as our director since February 1996. Mr. Cuomo served as Governor of the State of New York from January 1983 through 1994. Mr. Cuomo has been of counsel in the law firm of Willkie Farr & Gallagher LLP since July 2002 and was a partner in Willkie Farr & Gallagher LLP from February 1995 through June 2002. Willkie Farr & Gallagher LLP serves as our counsel in connection with various legal matters. Mr. Cuomo previously served as a director of Sports Properties Acquisition Corp. Mr. Cuomo received a B.A., summa cum laude, from St. John’s University and a J.D., magna cum laude, from St. John’s University School of Law. Mr. Cuomo brings valuable skills to the Board of Directors that he acquired through his extensive career in the public sector, such as his expertise in the areas of government relations and external affairs. Mr. Cuomo’s experience at an international law firm provides the Board of Directors with strong legal skills that are useful in the discussion and evaluation of financial and general corporate affairs. Mr. Cuomo has deep knowledge of our company and its business, having served on our Board of Directors since 1996.

Alvin Murstein has served as Chairman of our Board of Directors since our founding in 1995 and has been our Chief Executive Officer since February 1996. Mr. Murstein has also been Chairman of the board of directors and Chief Executive Officer of Medallion Funding LLC, formerly known as Medallion Funding Corp., since its founding in 1979. He also currently serves and has previously served as officer and director of some of our other wholly owned subsidiaries. Mr. Murstein received a B.A. and an M.B.A. from New York University and has been an executive in the taxicab industry for over 40 years. Mr. Murstein served on the board of directors of the Strober Organization, Inc., a building supply company, from 1988 to 1997. Alvin Murstein is the father of Andrew M. Murstein. Mr. Murstein brings to our Board of Directors over 45 years of experience in the ownership, management, and financing of taxicab medallions and other commercial businesses. He has deep knowledge of our company and its business, having served as Chairman of our Board of Directors since our founding in 1995 and our Chief Executive Officer since 1996.

Andrew M. Murstein has served as our President since our inception in 1995. Mr. Murstein has served as our director since October 1997. He also currently serves and has previously served as officer and director of some of our wholly owned subsidiaries. Mr. Murstein previously served as the Vice Chairman and Secretary of Sports Properties Acquisition Corp. Mr. Murstein received a B.A. in economics, cum laude, from Tufts University and an M.B.A. in finance from New York University. Andrew Murstein is the son of Alvin Murstein and the son-in law of David Rudnick. Mr. Murstein brings to our Board of Directors over 20 years of experience in the ownership, management, and financing of taxicab medallions and other commercial businesses. He has deep knowledge of our company and its business, having served as our President since our inception in 1995 and on our Board of Directors since 1997.

Executive Officers Who Are Not Directors

Larry D. Hall has served as our Chief Financial Officer since March 2004. Prior to that he served as our Acting Chief Financial Officer since July 2003. Prior to that he served as our Chief Accounting Officer since May 2001 and our Assistant Treasurer since October 2000. Mr. Hall previously served as Chief Financial Officer of Sports Properties Acquisition Corp. Mr. Hall was employed by Citibank as Vice President—Corporate Financial Control/Corporate Reporting & Analysis from October 1995 to October 2000. Mr. Hall was Vice President—Finance/Controller, Treasurer and Secretary of Consolidated Waste Services of America from April 1993 to March 1995. Prior to that, he was Vice President—Manager of Line Accounting for Wells Fargo and Co. from November 1987 to March 1993 and Senior Audit Manager in the Financial Services Industry Group for Arthur Andersen & Company from September 1976 to October 1987. Mr. Hall received his B.S. in business administration from the University of Southern California.

Michael J. Kowalsky has served as our Executive Vice President since May 1996. Mr. Kowalsky has been President of Medallion Funding LLC, formerly known as Medallion Funding Corp., since June 1996. He also served as Chief Operating Officer of Edwards Capital from 1992 until June 1996. Prior to joining Edwards Capital in 1990, Mr. Kowalsky was a Senior Vice President at General Cigar Co. Inc., a cigar manufacturing company. Mr. Kowalsky received a B.A. and M.A. in economics from the University of Kentucky and an M.B.A. from the New York University Graduate School of Business.

Brian S. O’Leary has served as our Chief Operating Officer since April 2001. Mr. O’Leary joined us in December 1999 as Executive Vice President and Chief Credit Officer. From April 1996 to December 1999, Mr. O’Leary was Executive Vice President of Atlantic Bank of New York, serving initially as Chief Credit Officer and Chief Administrative Officer and later as head of middle market banking which included the bank’s Leasing and Premium Finance subsidiaries. Mr. O’Leary was also a member of the management credit committee. From May 1990 to April 1996 Mr. O’Leary was with Bank Leumi Trust Co. of New York, first as a Deputy Division Head of the Lending Division and a Deputy Chief Lending Officer and then as EVP and Division Executive of domestic banking. He was also a member of the Senior Credit Committee. From July 1977 to May 1990, he was with Marine Midland Bank, most recently as a Regional Executive Vice President. He began his banking career in 1970 with Bankers Trust Co. in the metropolitan banking division. Mr. O’Leary received a B.A. in economics from Fordham University and an M.B.A. in finance from Pace University.

Marie Russo has served as our Senior Vice President and Secretary since February 1996. Ms. Russo has also been Senior Vice President and Secretary of Medallion Funding LLC, formerly known as Medallion Funding Corp., since June 1996. Ms. Russo served as Vice President of Operations of Tri-Magna from 1989 until its acquisition by us in May 1996. From 1989 to 1996, she was Vice President of Medallion Funding LLC, formerly known as Medallion Funding Corp., and from 1983 to 1986, she was Controller of Medallion Funding LLC, formerly known as Medallion Funding Corp. Ms. Russo received a B.S. in accounting from Hunter College.

Jeffrey Yin has served as our General Counsel and Chief Compliance Officer since June 2005. Prior to joining us, Mr. Yin served as Corporate Counsel of Marsh & McLennan Companies, Inc. Prior to joining Marsh & McLennan Companies, Mr. Yin was an attorney in the New York office of Orrick, Herrington & Sutcliffe LLP. Mr. Yin received a B.A. in Economics and Rhetoric from the University of California at Berkeley and a J.D. from the New York University School of Law.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The primary objective of our compensation program is to establish compensation levels which will enable us to attract, retain and reward executive officers who contribute to our long-term success, to tie annual and long-term cash and stock incentives to the achievement of measurable corporate, business unit and individual performance objectives, and to align executives’ incentives with shareholder value creation.

Our executive compensation philosophy is based on the belief that competitive compensation is essential to attract, motivate and retain highly qualified and industrious employees. Our policy is to provide total compensation packages that are competitive within our industry. The compensation program includes components designed both to motivate executives and to provide incentives to executives, as well as retain them. The primary components of our compensation program are base salary, cash bonus, restricted stock and stock options. Bonuses are paid to encourage effective performance relative to current plans and objectives. Restricted stock and stock options are granted to help retain productive executives and to more closely align their interests with those of shareholders. As a business development company, we are constrained by the 1940 Act in the number of outstanding securities we may issue pursuant to all of our compensation plans. Accordingly, our Compensation Committee takes into account the number of restricted stock and options already outstanding when determining whether to make additional grants. In addition, the Compensation Committee takes into account the number of restricted stock and options available for future grants under the plan to ensure sufficient availability for future needs.

In implementing our compensation policy, we seek to tie compensation to our financial performance and business objectives, reward high levels of individual performance and base a significant portion of total executive compensation on both our annual and long-term performance. While compensation survey data are useful guides for comparative purposes, we believe that a successful compensation program also requires the application of judgment and subjective determinations of individual performance, and to that extent our Compensation Committee applies such judgment and subjective determinations in reconciling the program’s objectives with the realities of retaining valued employees.

Executive Compensation Program

The Compensation Committee is responsible for determining the compensation of our named executive officers, or NEOs, and our directors. The full Board of Directors typically ratifies the Compensation Committee’s annual determination of NEO compensation.

Our President and Chief Financial Officer, with the assistance of our human resources department, compile and provide information, make recommendations for the Compensation Committee’s consideration and assist in the management and administration of our executive and other benefit plans. Their responsibilities may include, but are not limited to, the following:

•	Recommending pay levels and equity grants and incentive awards for our officers;

•	Recommending changes to ensure that our compensation programs remain competitive and aligned with our objectives; and

•

Providing information to the Compensation Committee, including but not limited to, information concerning (1) company and individual performance, (2) the attainment of our strategic objectives, (3) the common stock ownership of each executive and his option and restricted stock holdings, (4) equity compensation plan dilution, and (5) peer group compensation and performance data.

Our executive officers may attend the meetings of the Compensation Committee, at its request. A portion of each of the Compensation Committee meetings held during 2011 was an executive session during which none of our executive officers was present.

We do not have a specific formula that dictates the overall weighting of each compensation element as a part of the total. Instead, the Compensation Committee makes individual compensation decisions which it believes reflects each individual’s contribution to the company.

Peer Group

At the Compensation Committee’s request, Meridian completed its most recent peer group-based compensation assessment in late 2008. This assessment compared the compensation arrangements and levels for our Chief Executive Officer, President, and Chief Financial Officer and compared them to the compensation arrangements and levels for similar positions at a group of peer companies.

The peer group consisted of the following 12 companies, which are similar in size, industry, and location to us and have similar talent needs:

American River Bankshares	Center Bancorp Inc.	Newstar Financial Inc.
Canandaigua National Corp.	First of Long Island Corp.	PS Business Parks
Capital City Bank Group, Inc.	Marlin Business Services Inc.	Sterling Bancorp
Caplease Inc.	MCG Capital Corp.	Willis Lease Finance Corp.

The peer group was approved by the Compensation Committee and represents companies (a) in the specialized finance, real estate investment and commercial banking industries; (b) with median assets of $1.05 billion; and (c) with corporate functions in higher cost areas (e.g., the New York City metropolitan area and California). Meridian relied on market data from the 2008 proxy statements, updated with any compensation adjustments from Form 4 and 8-K disclosures. The pay levels of our Chief Executive Officer, President, and Chief Financial Officer were compared to the peer group market median and 75th percentile levels. Meridian assessed the following compensation elements: base salary, actual annual incentives, actual total cash compensation (base salary plus actual bonus), annualized value of long-term incentives, actual all other compensation and actual total compensation (sum of base salary, actual bonus, annualized long-term incentive value, and all other compensation).

While the Compensation Committee compared executive pay levels with the peer group market median and 75th percentile levels, it did not benchmark pay for our executives to any specific market pay level. The Compensation Committee considered such data in addition to individual and company performance and internal equity when making decisions regarding annual incentive awards.

Since Meridian’s most recent peer group-based compensation assessment in late 2008, we and the Compensation Committee have continued to compare our executive pay levels with those of the peer group on a periodic basis.

Troubled Asset Relief Program

On February 27, 2009 and December 22, 2009, as part of the TARP Capital Purchase Program, or the CPP, Medallion Bank, our wholly owned subsidiary, issued and sold, and the U.S. Treasury purchased, Medallion Bank’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A, B, C and D for an aggregate purchase price of $21,498,000 in cash. On July 21, 2011, Medallion Bank issued, and the U.S. Treasury purchased 26,303 shares of Senior Non-Cumulative Perpetual Preferred Stock, Series E for an aggregate purchase price of $26,303,000 under the Small Business Lending Fund Program, or the SBLF. The SBLF is a voluntary program intended to encourage small business lending by providing capital to qualified smaller banks at favorable rates. In connection with the issuance of the Series E, Medallion Bank exited the CPP by redeeming the Series A, B, C, and D. In addition, Medallion Bank received additional funds of approximately $4,000,000 million, net of dividends due on the repaid securities. Medallion Bank pays an initial dividend rate of 1% on the Series E. The interim final rule promulgated pursuant to Section 111 of the Emergency Economic Stabilization Act of 2008, or

the EESA, as amended by the American Recovery and Reinvestment Act of 2009, or the ARRA, prescribes certain standards for compensation and corporate governance for CPP participants. These restrictions no longer apply to periods following Medallion Bank’s exit from the CPP on July 21, 2011.

Impact of Prior Say on Pay Vote on Compensation Decisions

As part of Medallion Bank’s participation in the CPP, we were required to permit our shareholders to vote on a non-binding advisory resolution regarding the compensation of the NEOs for the 2011 Annual Meeting of Shareholders. A majority of the votes cast approved that resolution. We, the Board of Directors and the Compensation Committee pay careful attention to communication received from shareholders regarding executive compensation, including the non-binding advisory vote. We believe the 2011 shareholder vote supports the work of the Compensation Committee and that our executive compensation programs are aligned with shareholders’ interests.

Base Salary

We provide our NEOs with base salary as a base level of compensation to compensate them for general services rendered during the fiscal year. Base salary ranges for NEOs are determined for each executive based on each NEO’s position and duties.

Increases in annual base salary are based on a review and evaluation of an NEO’s job performance, the impact of such performance on us and the skills and experience required for the job, coupled with a comparison of these elements against those for similarly positioned executives both inside and outside our organization conducted by our President and reviewed by the Compensation Committee. Salary levels are typically determined annually as part of our performance review process as well as upon a promotion or other significant change in job responsibility. In 2011 each of our NEOs received an increase in base salary as reported in the Summary Compensation Table. These decisions were made by the Compensation Committee at its February 2011 meeting and communicated to each NEO shortly thereafter.

Bonus

The Compensation Committee has the authority to award discretionary annual or periodic bonuses to our NEOs. The annual bonuses are intended to compensate NEOs for achieving financial and operational goals and for achieving individual annual performance objectives. These objectives vary depending on the individual executive, but relate generally to strategic factors such as borrowers financed or retained, new investment opportunities identified and completed and to financial factors such as raising capital, improving our results of operations and increasing the price per share of our Common Stock. We do not maintain formal targets or goals. Rather, the Compensation Committee typically reviews a variety of different factors applicable to us which may change in accordance with the changing nature of our business. Alvin Murstein’s 2011 bonus was $450,000, which was attributed in part to the overall performance of our taxi medallion loan portfolio in 2011. Andrew Murstein’s 2011 bonus was $1,121,250, which was attributed in part to the overall performance of our taxi medallion loan portfolio in 2011. Larry D. Hall’s 2011 bonus was $92,000, which was attributed in part to the overall performance of our taxi medallion loan portfolio in 2011 and his overall management of the public company in 2011. Michael J. Kowalsky’s 2011 bonus was $144,900, which was attributed in part to the overall performance of our taxi medallion loan portfolio in 2011. Brian S. O’Leary’s 2011 bonus was $80,500, which was attributed in part to the overall performance of our taxi medallion loan portfolio in 2011 and his overall management of the public company in 2011.

Our discretionary annual bonus is paid in cash in an amount reviewed and approved by the Compensation Committee and ordinarily is paid in a single installment in the first quarter following the completion of a given fiscal year. The Compensation Committee, however, has the discretion to declare a bonus more frequently than on an annual basis and may do so in recognition of exceptional contributions to us at other times.

Long-Term Incentive Compensation

Under the 1940 Act, the number of restricted stock, warrants, options or rights to subscribe or convert to our voting securities we may issue is limited. We are also limited under the 1940 Act to the types of securities we may issue. Accordingly, our long-term incentive compensation program is limited to the issuance of restricted stock and stock options and is generally constrained in scope and nature by the parameters set forth in the 1940 Act.

Nonetheless, we believe that long-term performance is achieved through granting restricted stock and stock options, which creates an ownership culture that encourages long-term performance by our NEOs. Our restricted stock and stock option plans (discussed below) have been established to provide certain of our employees, including our NEOs, with incentives (i) to highlight and reinforce the mutuality of long-term interests between employees and shareholders and (ii) to assist in the attraction and retention of critically important key executives, managers and individual contributors who are essential to our growth and development. The Compensation Committee believes that the use of restricted stock and stock options is important achieving our compensation goals, however, the 1940 Act limits the number of restricted stock and stock options the Company is permitted to issue which impairs our ability to use restricted stock and stock options to achieve such goals. We have not adopted formal stock ownership guidelines, and our restricted stock and stock option plans have provided the principal method for our NEOs to acquire equity in our company.

We have two stock option plans: the Amended and Restated 1996 Employee Stock Option Plan and the 2006 Employee Stock Option Plan (together, the Plans). The Amended and Restated 1996 Employee Stock Option Plan expired on May 21, 2006, but stock options remain outstanding under it. The Plans include vesting periods to optimize the retention value of options and to provide an incentive to our NEOs to achieve success over the long term. Generally, stock options vest in equal annual installments over three to five years commencing on the first anniversary of the date of grant, and if employees leave us before these vesting periods, they forfeit the unvested portions of these awards. The vesting schedules chosen are dependent on the NEO, the rationale behind such option grant, the number of options granted and the exercise price of such options.

The number of shares of Common Stock subject to option grants is generally intended to reflect the significance of an NEO’s current and anticipated contributions to us. Pursuant to the 1940 Act, the per-share exercise price of options granted by us cannot be less than 100% of the fair market value per share on the date of grant. Grants of stock options, if made, are generally granted on the date of the Compensation Committee or Board of Directors meeting held during the first quarter of each year. Grants, however, may be made by the Compensation Committee at other times. The options have value only to the extent that the current stock price is greater than the price at the time of the option grant, which directly links the interest of the NEOs with those of our shareholders. The decision to exercise an option in any particular year is primarily determined by each individual within the limits of the vesting schedule and not by our Board of Directors. As a business development company, we are constrained by the 1940 Act in the number of outstanding securities we may issue pursuant to all of our compensation plans. Accordingly, our Compensation Committee takes into account the number of options already outstanding when determining whether to make additional grants. In addition, the Compensation Committee takes into account the number of options available for future grant under the plan to ensure sufficient availability for future needs. No option grants were made to the NEOs in 2011 in light of these considerations.

The 2009 Employee Restricted Stock Plan, or the 2009 Employee Plan, was adopted by our Board of Directors on April 16, 2009, approved by the Commission on April 26, 2010, and approved by our shareholders on June 11, 2010. The terms of the 2009 Employee Plan provide for grants of restricted stock awards to our employees and any person who has been offered employment by us; provided, that such prospective employee may not receive any payment relating to a restricted stock award until such person has commenced employment with us. The Compensation Committee is authorized to grant restricted stock awards. A grant of restricted stock is a grant of shares of our Common Stock that, at the time of issuance, are subject to certain forfeiture provisions, and thus are restricted as to transferability until such forfeiture restrictions have lapsed. The restrictions on the restricted stock issued pursuant to the 2009 Employee Plan may relate to continued service to us, the achievement of specified performance objectives, or other restrictions deemed by the Compensation Committee from time to time to be appropriate and in our best interests and in the interests of our shareholders. Restricted stock awards made to the NEOs in 2011 are set forth in the column titled “Restricted Stock Grants” in 2011 Grants of Plan-Based Awards.

401(k) Plan

Since 1996, we have maintained our 401(k) Investment Plan which covers all our full- and part-time employees who have attained the age of 21 and have a minimum of one year of service. Under the 401(k) Investment Plan, an employee may elect to defer not less than 1.0% of his or her total annual compensation, up to the applicable limits set forth in the Internal Revenue Code. Employee contributions are invested in various mutual funds, according to the direction of the employee. We match employee annual contributions to the 401(k) Investment Plan in an amount equal to one-third of the first 6% of an employee’s annual contributions.

Employment Agreements and Offer Letters

We will enter into a new employment agreement with an executive officer or a candidate only when necessary to attract or retain exceptional personnel. Any employment agreement with an executive officer (a) must be approved by the Compensation Committee; (b) should have as short a term as possible and provide as few terms and conditions as are necessary to accomplish its purpose; and (c) if required by law to be available for public review, must be filed promptly with the appropriate regulatory authority.

In May 1996, Alvin Murstein, our Chairman and Chief Executive Officer, and Andrew M. Murstein, our President, entered into employment agreements with us, which were subsequently amended and restated in May 1998. The agreements provide for a five-year term and automatically renew each year for a new five-year term unless either party terminates the agreement. The agreements provide that Alvin Murstein and Andrew M. Murstein shall receive a minimum annual base salary of $300,000 and $225,000 respectively, which may be increased by the Compensation Committee. The agreements also subject Messrs. Murstein to non-competition obligations. The agreements provide for a severance payment in the event that we terminate their employment without Cause (as defined in the agreements) or if they terminate their employment for Good Reason (as defined in the agreements). The severance payment is equal to their base salary multiplied by the number of full and partial years remaining in the term of employment at the time of termination plus legal fees and/or acceleration of vesting of any unvested options. Consistent with competitive practice, the agreements provide that if payments made to Messrs. Murstein are subject to an excise tax as excess parachute payments by the Internal Revenue Code, we will gross up the compensation to fully offset the excise taxes. However, if the payment does not exceed the excise tax threshold by more than 10%, we will reduce the payment so that no portion of the payment is subject to excise tax and no gross-up would be made. We believe that this is a best practice relating to gross-up provisions in change-in-control arrangements.

Brian S. O’Leary, our Chief Operating Officer, entered into an employment agreement with us, which became effective in November 1999 and has no termination date. Mr. O’Leary is entitled to receive an annual base salary of $190,000. Mr. O’Leary is an at-will employee but he is entitled to a severance payment of $150,000 upon a change of control if his employment is discontinued in connection therewith.

Michael J. Kowalsky, our Executive Vice President, is a party to an employment agreement with us which provides for a one-year term and automatically renews each year for a new one-year term unless terminated by either party. Under the agreement, Mr. Kowalsky is entitled to an annual base salary of $245,300, annual increases at a rate no less than 3% of his then-existing base salary and a minimum bonus of $37,000. The agreement provides for a severance payment if the agreement is not renewed under certain conditions, and also a non-competition covenant.

Larry D. Hall, our Chief Financial Officer, entered into an agreement with us, which became effective in March 2003 and has no termination date. Mr. Hall is entitled to an annual base salary of $182,000. Mr. Hall is entitled to a severance payment of $112,500 if we terminate his employment without Cause (as defined in the agreement) or upon a change of control if his employment is discontinued in connection therewith.

Our Board of Directors determined that providing the modest change of control arrangements described above appropriately reflects the risk imposed on executives that a company such as ours might be acquired. These arrangements are intended to attract and retain qualified executives with employment alternatives that may appear to them to be less risky absent these arrangements, and to mitigate a potential disincentive to authorize such an acquisition, particularly where the services of these executive officers may not be required by the acquirer. For quantification of these severance and change of control benefits, please see the discussion under “Executive Compensation—Potential Payments Upon Termination or Change-in-Control” below.

Our Compensation Committee authorized the various change in control and severance provisions in recognition of the importance to us and our shareholders of assuring that we have the continued dedication and full attention of certain key employees prior to and after the consummation of a change in control event. In addition to the foregoing, the provisions are intended to ensure that, if a possible change in control should arise and a NEO should be involved in deliberations or negotiations in connection with the possible change in control, such officer would be in a position to consider as objectively as possible whether the possible change in control transaction is in our best interests and those of our shareholders, without concern for his position or financial well-being. Absent termination without cause or for good reason, or a change of control event, no NEO is entitled to either equity vesting acceleration or cash severance payments upon termination of employment.

As part of Medallion Bank’s participation in the CPP, certain restrictions were imposed on the compensation of the NEOs that applied during the period Medallion Bank participated in the CPP. These restrictions prohibited any payment for departure from a CPP participant or change of control event of a CPP participant, other than a payment for services performed or benefits accrued, to the NEOs and the next five most highly compensated employees. The restrictions also prohibited us from providing tax gross-ups or other reimbursements for the payment of taxes to the NEOs and the next twenty most highly compensated employees relating to severance payments, perquisites, or any other form of compensation. These restrictions no longer apply to periods following Medallion Bank’s exit from the CPP.

Pursuant to either an employment agreement or an offer letter, each officer is generally eligible for a discretionary bonus in excess of a minimum amount. However, the Compensation Committee may increase the discretionary annual bonus paid to our executive officers, and the discretionary bonus paid to each officer in 2012 for performance in 2011 generally exceeded minimum specified amounts. The actual amount of any discretionary bonus will be determined following a review of each executive’s individual performance and contribution to our strategic goals. As part of Medallion Bank’s participation in the CPP, our highest paid executive officer was prohibited from receiving a bonus The Compensation Committee has not fixed a maximum payout for any officers’ annual discretionary bonus.

Perquisites

We provide NEOs with perquisites and other personal benefits that we and the Compensation Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.

All of our NEOs except for Mr. O’Leary are provided with a monthly car allowance, which allows such NEOs to visit clients. In addition, we provide Mr. Alvin Murstein with a country club membership, two social club memberships, term life insurance and incidental costs related to his automobile such as parking and car insurance. We provide Mr. Andrew Murstein with a country club membership, a social club membership, incidental costs related to his automobile such as parking and car insurance and pay for his pro-rated use of our driver. The additional perquisites provided for Messrs. Murstein reflect their additional seniority and contributions to our overall organization. Attributed costs of the personal benefits for the NEOs for the fiscal year ended December 31, 2011 are included in the column titled “All Other Compensation” of the Summary Compensation Table on page 35.

Other Benefits

NEOs are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance, as well as our 401(k) Investment Plan, in each case on the same basis as other employees.

Impact of Tax and Accounting Treatment

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer or any of its four other most highly compensated executive officers. However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. As part of Medallion Bank’s participation in the CPP, we could not deduct compensation for the NEOs in excess of $500,000. The “performance-based exception” did not apply to this CPP-related deduction limit. This restriction no longer applies to periods following Medallion Bank’s exit from the CPP. Our policy is to maximize the deductibility of compensation but does not preclude awards or payments that are not fully deductible if, in our judgment, such awards and payments are necessary to achieve our compensation objectives and to protect shareholder interests.

With our adoption of FASB Accounting Standard Codification Topic 718, “Compensation—Stock Compensation”, or ASC 718, which requires the recognition of compensation expense for stock options and restricted stock, we do not expect the accounting treatment of differing forms of equity awards to vary significantly. Accordingly, our adoption of ASC 718 is not expected to have a material effect on our selection of forms of equity compensation to be granted to our NEOs in the foreseeable future.

COMPENSATION COMMITTEE REPORT

The Compensation Committee. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Risk Assessment of Compensation Plans

Introduction

The interim final rule promulgated pursuant to Section 111 of the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, requires the Compensation Committee of each recipient of funds (which Medallion Financial Corp., or the Company, believes to include parent companies such as the Company) under the Capital Purchase Program of the Troubled Assets Relief Program, or TARP, to:

•

discuss, evaluate, and review at least every six months with senior risk officers Senior Executive Officer, or SEO, compensation plans and employee compensation plans and the risks these plans pose to the TARP recipient;

•	identify and limit the features in the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of the TARP recipient; and

•

identify and limit any features in the employee compensation plans that pose risks to the TARP recipient to ensure that the TARP recipient is not unnecessarily exposed to risks, including any features in these SEO compensation plans or the employee compensation plans that would encourage behavior focused on short-term results rather than long-term value creation.

In addition, the Compensation Committee is required to discuss, evaluate, and review at least every six months the terms of each employee compensation plan and identify and eliminate the features in the plan that could encourage the manipulation of reported earnings of the TARP recipient to enhance the compensation of an employee.

During the period in which Medallion Bank participated in TARP, the Compensation Committee directed the Company’s senior risk officers to complete a compensation risk assessment for the Company to address the foregoing.

In conducting the compensation risk assessment, the Company’s senior risk officers performed the following procedures:

•	Interviewed key senior management personnel of the Company.

•	Reviewed and evaluated the Company’s various employee restricted stock and stock options plans.

•	Reviewed and evaluated the Company’s employment agreements.

•	Reviewed and evaluated the Company’s salary, bonus structure and perquisites.

•	Reviewed the Company’s compensation discussion and analysis.

Employee Stock Option Plans

The Company has two stock option plans: the Amended and Restated 1996 Employee Stock Option Plan, which expired on May 21, 2006, and the 2006 Employee Stock Option Plan, together, the Employee Stock Option Plan. The overall risk rating for the Employee Stock Option Plans was determined by the senior risk officers to be low due to the infrequency of grants, the Company’s practice of utilizing time based vesting schedules and regulatory limitations contained in the Investment Company Act of 1940.

Identified risks arising from the Employee Stock Option Plans consist of the following:

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The risk that employees will manipulate earnings or increase short term earnings at the expense of the long term value creation in order to induce the Compensation Committee to grant stock options; and

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The risk that employees will manipulate earnings or increase short term earnings at the expense of the long term value creation in order to increase the short term stock price to exercise in the money stock options.

While these risks are identifiable, the Company’s senior risk officers believe they are not material risks. Grants under the 2006 Employee Stock Option Plan are limited during the life of the plan to 125,000 options, in the aggregate. Although grants may be made more frequently, it has been the Compensation Committee’s historical practice to make grants no more frequently than annually. The limited number of options available for grant together with the relative infrequency of grants decreases the importance of this aspect of the compensation program relative to an individual’s total compensation.

Vesting of grants typically occurs in equal 1/3, 1/4 or 1/5 annual amounts. Because grants vest by time rather than upon the achievement of performance milestones, the employee receiving the grant does not have an incentive to artificially boost short term earnings or manipulate earnings in order to accelerate the vesting timetable. Conversely, the employee has a long term interest in promoting stock growth so that the option is in-the-money once vesting has occurred.

In addition, because of the Company’s tax structure, it typically must distribute to stockholders dividends representing 90% or more of its taxable income. This results in the payment of a steady dividend without the retention of earnings. Consequently, the Company’s stock typically trades at a multiple to the dividend rather than to earnings and an increase in earnings results in an increase in dividends paid rather than stock price appreciation. This results in lower stock appreciation over time than other companies. For employees, this provides an incentive to exercise the option for common stock to obtain the dividend, and to continue to maintain the investment over time to receive future dividends. This long term incentive more closely aligns the employee’s interests with those of the Company.

The regulatory restrictions imposed by the Investment Company Act of 1940 also serve to decrease the risk to the Company. The Investment Company Act of 1940 prohibits granting options below net asset value and limits the amount of derivative securities. These limitations establish a regulatory limit on the number of options available for grant and the price at which they may be granted.

2009 Employee Restricted Stock Plan

The overall risk rating for the 2009 Employee Restricted Stock Plan, or the Employee Restricted Stock Plan, was determined by the senior risk officers to be low due to the infrequency of grants, limitations contained in the Employee Restricted Stock Plan and regulatory limitations contained in the Investment Company Act of 1940.

Identified risks arising from the Employee Restricted Stock Plan consist of the following:

•

The risk that employees will manipulate earnings or increase short term earnings at the expense of the long term value creation in order to induce the Compensation Committee to grant restricted stock; and

•

The risk that employees will manipulate earnings or increase short term earnings at the expense of the long term value creation in order to increase the short term stock price to sell vested restricted stock.

While these risks are identifiable, the Company’s senior risk officers believe they are not material risks. No participant may be granted more than 200,000 shares of restricted stock in any fiscal year. In addition, no participant may be granted more than 25% of the shares of restricted stock reserved for issuance under the Employee Restricted Stock Plan. The total number of shares of the Company’s common stock that may be outstanding pursuant to awards under all of the Company’s compensation plans must not exceed 10% of the total number of outstanding shares of Company’s common stock during the term of the Employee Restricted Stock Plan. Although grants may be made more frequently, it has been the Compensation Committee’s historical practice to make grants under the Company’s compensation plans no more frequently than annually. The limited number of restricted stock available for grant together with the relative infrequency of grants decreases the importance of this aspect of the compensation program relative to an individual’s total compensation.

In addition, because of the Company’s tax structure, it typically must distribute to stockholders dividends representing 90% or more of its taxable income. This results in the payment of a steady dividend without the retention of earnings. Consequently, the Company’s stock typically trades at a multiple to the dividend rather than to earnings and an increase in earnings results in an increase in dividends paid rather than stock price appreciation. This results in lower stock appreciation over time than other companies. For employees, this provides an incentive to retain common stock to obtain the dividend, and to continue to maintain the investment over time to receive future dividends. This long term incentive more closely aligns the employee’s interests with those of the Company.

The regulatory restrictions imposed by the Investment Company Act of 1940 also serve to decrease the risk to the Company. The Investment Company Act of 1940 limits the amount of securities it may issue pursuant to all of the Company’s compensation plans. These limitations establish a regulatory limit on the number of shares of restricted stock available for grant.

Salary, Bonus and Perquisites

The overall risk rating for the salary, bonus and perquisites was determined by the senior risk officers to be low due to the size of the overall compensation packages for most employees, the absence of formulaic compensation packages tied to specific earnings results and the ownership interest in the Company of the two most highly compensated employees.

Identified risks arising from salary, bonus and perquisites consist of the following:

•

The risk that employees will manipulate earnings or increase short term earnings at the expense of the long term value creation in order to induce the Compensation Committee to grant larger cash bonuses.

While this risk is identifiable, the Company’s risk officers believe it is not a material risk. A small number of employees are paid commissions for sourcing transactions. All sourced transactions, however, must be approved through the Company’s standard underwriting procedures and employees compensated for sourcing a transaction do not have credit approval authority. This decreases the incentive for the employee to source a sub-standard loan in order to boost his or her short term compensation.

In addition, the Company closely monitors the quality of the loans booked through a thorough review of the financial condition of the borrower, the adequacy of the collateral, individual credit risks, historical loss experience, and the relationships between current and projected market rates and portfolio rates of interest and maturities. This review occurs at least quarterly at the board level and more frequently by the Company’s management. Importantly, the Company’s main lending business consists of loans fully secured by collateral.

Transactions which are not loans made in the ordinary course are typically reviewed and approved by the board of directors. This review and authorization process typically minimizes any incentive for an employee to present for approval any sub-standard material transaction.

While the current earnings of the Company is a factor in an employee’s salary or bonus, the short term earnings is only one factor among many considered by the Compensation Committee when dispensing bonuses. Importantly, in the Company’s mezzanine lending business, where loan valuations and earnings may be subject to more subjective criteria, two investment committee members are members of the Company’s senior management and not affiliated with the mezzanine lending business. One of those individuals must approve each transaction and all valuations, decreasing the likelihood that individuals associated with the mezzanine lending business could manipulate earnings to induce the Compensation Committee to provide them with a larger bonus.

In addition, a larger portion of the Company’s overall compensation is provided to the Company’s Chief Executive Officer and its President in recognition of their larger contributions to the success of the Company. Importantly, both of these individuals are the largest individual holders of the Company’s stock and they have held their shares for a significant period of time. This large interest in the Company’s stock helps align their interest with those of other stockholders and decreases the likelihood they will manipulate short term earnings at the expense of the long term health of the Company as a significant portion of their overall net worth is tied to their investment in the Company.

The Company’s regulatory requirements and structure also serve to decrease the compensation risk of its business. Due to its holding company structure, senior management of the Company oversees specific heads of business units that are generally responsible for sourcing new business transactions. The oversight of business unit heads by senior management and the oversight of senior management by the board serve to decrease excessive risk taking by individuals within the business organization. In addition, the Company is subject to public company disclosure requirements which require the Company to disclose on an annual basis its executive compensation program and compensation amounts paid to its executive officers. This public scrutiny further serves to decrease the likelihood of the Company undertaking risky compensation practices. The Company is also subject to numerous audits, both internal and external, designed to uncover unacceptably risky lending and other business practices.

In addition to the foregoing, the Company’s senior risk officers believe the compensation packages provided to its most highly compensated individuals are generally in line with other similarly situated business entities. The senior risk officers reached this determination by reviewing two peer group-based compensation assessments completed by Meridian Compensation Partners, LLC in 2008 at the Compensation Committee’s request. These assessments compared the compensation arrangements and levels for the Company’s Chief Executive Officer, President, and Chief Financial Officer and compared them to the compensation arrangements and levels for similar positions at a group of peer companies.

Adoption of Recommendations

Based on the foregoing, the Company’s senior risk officers recommended not making any changes to the existing compensation programs. The Compensation Committee adopted such recommendations.

Certification

The Compensation Committee certifies that (1) it has reviewed with the Company’s senior risk officers the senior executive officer (“SEO”) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company; (2) it has reviewed with the Company’s senior risk officers the Company’s employee compensation plans and has made all reasonable efforts to limit any unnecessary risks those plans pose to the Company, and (3) it has reviewed the Company’s employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

THE COMPENSATION COMMITTEE

Lowell P. Weicker, Jr., Chairman

Henry L. Aaron

Frederick A. Menowitz

Summary Compensation Table

The following table sets forth certain compensation information for (i) our Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) each of our next three most highly compensated executive officers, collectively the NEOs, for the fiscal years ended December 31, 2011, December 31, 2010, and December 31, 2009. We do not have a pension plan, a stock award plan or a non-equity incentive compensation plan, but we have established a 401(k) Investment Plan that provides matching contributions.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
Alvin Murstein	2011	795,000	450,000	149,996	74,469	(2)	1,469,465
Chairman, Chief Executive Officer and Director	2010	499,500	—	—	133,470		632,970
	2009	496,371	875,000	—	69,285		1,440,656

Andrew M. Murstein	2011	953,700	1,121,250	149,996	127,494	(3)	2,352,440
President and Director	2010	935,000	975,000	—	117,099		2,027,099
	2009	561,388	—	—	119,397		680,785

Larry D. Hall	2011	275,000	92,000	14,997	10,034	(4)	392,031
Senior Vice President, and Chief Financial Officer	2010	249,150	80,000	—	—		329,150
	2009	246,683	75,000	—	—		321,683

Michael J. Kowalsky	2011	292,901	144,900	12,001	16,032	(5)	465,834
Executive Vice President	2010	284,370	126,000	—	16,413		426,783
	2009	276,087	120,000	—	19,267		415,354

Brian S. O’Leary	2011	311,124	80,500	14,997	—	(6)	406,621
Executive Vice President and Chief Operating Officer	2010	305,023	70,000	—	—		375,023
	2009	302,003	70,000	—	—		372,003

(1)	This amount is the aggregate grant date fair value of restricted stock awards with respect to the fiscal years ended December 31, 2011, December 31, 2010, and December 31, 2009 computed in accordance with FASB ASC Topic 718. See note 5 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for all assumptions made in the valuation.
(2)	All other compensation for Alvin Murstein for the fiscal year ended December 31, 2011 includes our aggregate incremental costs attributable to a car lease, garage, car insurance, a country club membership, two social club memberships and term life insurance premiums paid by us for the benefit of Alvin Murstein and his spouse and amounts received pursuant to the matching program under our 401(k) Investment Plan.
(3)	All other annual compensation for Andrew M. Murstein for the fiscal year ended December 31, 2011 includes $63,447 for his pro-rated use of our driver, and our aggregate incremental costs attributable to a car lease, garage, car maintenance, car insurance, a country club membership and a social club membership.
(4)	All other annual compensation for Larry D. Hall for the fiscal year ended December 31, 2011 includes amounts received as a monthly car allowance and amounts received pursuant to the matching program under our 401(k) Investment Plan.
(5)	All other annual compensation for Michael J. Kowalsky for the fiscal year ended December 31, 2011 includes our aggregate incremental cost attributable to a car lease and amounts received pursuant to the matching program under our 401(k) Investment Plan.
(6)	For the other NEOs, our aggregate incremental cost of all perquisites and other personal benefits provided to each such NEOs is less than $10,000.

2011 Grants of Plan-Based Awards

There were no options during the last fiscal year by us to the NEOs.

Name	Grant Date	Restricted Stock Awards: Number of Shares (#)(1)	Grant Date Fair Value of Restricted Stock Awards($)(2)
Alvin Murstein	02/18/2011	18,773	149,996
Andrew M. Murstein	02/18/2011	18,773	149,996
Larry D. Hall	02/18/2011	1,877	14,997
Michael J. Kowalsky	02/18/2011	1,501	12,001
Brian S. O’Leary	02/18/2011	1,877	14,997

(1)	These shares of restricted Common Stock will vest on February 18, 2014.
(2)	This amount is the grant date fair value of the restricted stock awards computed in accordance with FASB ASC Topic 718. See note 5 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for all assumptions made in the valuation.

Outstanding Equity Awards at 2011 Fiscal Year-End

	Option Awards				Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Restricted Stock That Have Not Vested (#)		Market Value of Shares of Restricted Stock That Have Not Vested ($)
Alvin Murstein	25,000	—	9.07	09/17/2014	18,773	(1)	213,637
	75,000	—	9.22	04/03/2018

Andrew M. Murstein	125,000	—	5.51	05/01/2012	18,773	(1)	213,637
	47,000	—	3.70	01/01/2013
	25,000	—	9.07	09/17/2014
	95,000	—	9.22	04/03/2018

Larry D. Hall	22,000	—	3.50	03/04/2013	1,877	(1)	21,360
	30,000	—	9.22	04/03/2018

Michael J. Kowalsky	13,494	—	3.87	02/03/2013	1,501	(1)	17,081
	30,000	—	9.22	04/03/2018

Brian S. O’Leary	30,000	—	9.22	04/03/2018	1,877	(1)	21,360

(1)	These shares of restricted Common Stock will vest on February 18, 2014.

2011 Option Exercises and Restricted Stock Vested

No shares of restricted stock vested for the NEOs during the last fiscal year. The following table sets forth certain information concerning stock options exercised by the NEOs during the last fiscal year:

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Alvin Murstein	61,500	380,301
Andrew M. Murstein	—	—
Larry D. Hall	—	—
Michael J. Kowalsky	11,000	65,023
Brian S. O’Leary	16,667	64,024

Potential Payments Upon Termination or Change-in-Control

The following table sets forth information regarding potential payments to be made to the NEOs following an employment termination or change of control. Amounts in the table assume an employment termination or change in control on December 31, 2011. As part of Medallion Bank’s participation in the CPP, certain restrictions were imposed on the compensation of the NEOs that are expected to apply for as long as Medallion Bank continues its participation in the CPP. As noted above, these restrictions prohibited any payment to the NEOs and the next five most highly compensated employees upon their departure from our company for any reason, except for payments for services performed or benefits accrued, during the time period of Medallion Bank’s participation in the CPP. These restrictions no longer apply to periods following Medallion Bank’s exit from the CPP on July 21, 2011. The following table sets forth potential payments to be made to the NEOs following an employment termination or change of control if these restrictions were not in place.

Name	Termination Without Cause ($)		Termination by Officer for Good Reason (Not Involving Change of Control) ($)		Disability ($)		Change of Control - Termination or Change in Employment ($)		Change of Control - Employment Agreement Assumed By New Owner ($)		Non-Renewal of Employment Agreement ($)
Alvin Murstein
Severance	5,885,447	(1)	—		—		5,885,447	(1)	—		—
Other Benefits	—		—		—		—		—		—

Andrew M. Murstein
Severance	9,811,443	(2)	—		—		9,811,443	(2)	—		—
Other Benefits	—		—		—		—		—		—

Larry D. Hall
Severance	112,500		—		—		112,500		—		—
Other Benefits	—		—		—		—		—		—

Michael J. Kowalsky
Severance	218,901	(3)	218,901	(3)	218,901	(4)	218,901	(3)	292,901	(5)	146,451	(6)
Other Benefits	9,467	(7)	9,467	(7)	9,467	(8)	9,467	(7)	—		9,467	(8)

Brian S. O’Leary
Severance	—		—		—		150,000		—		—
Other Benefits	—		—		—		—		—		—

(1)	Alvin Murstein would be entitled to an amount equal to the remainder of the salary, bonus and value of the fringe benefits which he would be entitled to receive for the balance of his current employment period, which expires on May 29, 2016. The severance payment was calculated based on his salary and bonus for the fiscal year ended December 31, 2011, and the value of his fringe benefits as of December 31, 2011. The value of Alvin Murstein’s fringe benefits includes $79,969 for a car lease, $91,073 for a country club membership, $41,408 in life insurance premiums paid by us for the benefit of Alvin Murstein and his spouse, $57,788 for health insurance, our aggregate incremental costs attributable to a garage, car insurance, two club memberships and amounts received pursuant to the matching program under our 401(k) Investment Plan.
(2)	Andrew M. Murstein would be entitled to an amount equal to the remainder of the salary, bonus and value of the fringe benefits which he would be entitled to receive for the balance of his current employment period, which expires on May 29, 2016. The severance payment was calculated based on his salary and bonus for the fiscal year ended December 31, 2011, and the value of his fringe benefits as of December 31, 2011. The value of Andrew M. Murstein’s fringe benefits includes $84,058 for a car lease, $76,356 for a country club membership, $280,226 for his pro-rated use of our driver, $83,975 for health insurance and our aggregate incremental costs attributable to a garage, car maintenance, car insurance and a social club membership.

(3)	Michael J. Kowalsky would be entitled to an amount equal to his salary and bonus for the balance of his current employment period, which expires on June 30, 2012. The severance payment was calculated based on his salary and bonus for the fiscal year ended December 31, 2011, with annual 3% increases to his salary as set forth in his employment agreement.
(4)	Michael J. Kowalsky would be entitled to an amount equal to his salary and bonus for the six months following termination. The severance payment was calculated based on his salary and bonus for the fiscal year ended December 31, 2011.
(5)	Michael J. Kowalsky would be entitled to an amount equal to his salary for the twelve months following termination. The severance payment was calculated based on his salary for the fiscal year ended December 31, 2011.
(6)	Michael J. Kowalsky would be entitled to an amount equal to his salary for the six months following termination. The severance payment was calculated based on his salary and bonus for the fiscal year ended December 31, 2011.
(7)	Michael J. Kowalsky would be entitled to receive his health benefits and car lease for the balance of his current employment period.
(8)	Michael J. Kowalsky would be entitled to receive his health benefits and car lease for the six months following termination.

DIRECTOR COMPENSATION

Non-employee directors are paid $38,500 for each year they serve, payable in quarterly installments, and receive $3,850 for each Board of Directors meeting per quarter attended, $3,850 for attendance at any additional Board of Directors meetings that quarter, $1,100 for each telephonic Board of Directors meeting, $1,650 for each Compensation Committee and Nominating and Governance Committee meeting attended, an additional $1,650 for the Chairperson of the Compensation Committee and Nominating and Governance Committee for each Compensation Committee and Nominating and Governance Committee meeting attended by such Chairperson, $3,300 for each Audit Committee meeting attended, $3,850 for each Executive Committee meeting attended, an additional $2,200 for the Chairperson of the Audit Committee for each Audit Committee meeting attended by such Chairperson, and are reimbursed for expenses relating thereto. Employee directors do not receive any additional compensation for their service on the Board of Directors. We do not provide any pension or retirement plan with respect to our non-employee directors.

Non-employee directors are eligible to participate in our 2006 Non-Employee Director Stock Option Plan which was adopted by the Board of Directors on February 15, 2006, approved by our shareholders on June 16, 2006, and approved by the Commission on August 28, 2007. Under the 2006 Non-Employee Director Stock Option Plan, we grant an option to purchase 9,000 shares to each non-employee director elected at each annual shareholder meeting. If a non-employee director is elected by means other that an annual shareholder meeting, we automatically grant an option to purchase 9,000 shares multiplied by a fraction representing the remaining portion of such non-employee director’s three-year term. The exercise price of options granted is not less than the fair market value of our Common Stock on the date of grant, or if the stock is not quoted on the date of grant, the current net asset value of the Common Stock as determined in good faith by the members of the Board of Directors not eligible to participate in the 2006 Non-Employee Director Stock Option Plan. Options become exercisable at each annual shareholder meeting beginning on the first annual shareholder meeting following the date of grant. The number of shares which are exercisable is calculated by multiplying the number of shares in the option by a fraction which contains the number of whole months since the date of grant or the last shareholder annual meeting in the numerator, and the number of whole months for which the non-employee director was elected in the denominator. To exercise options, the optionee must remain a non-employee director. No option may be exercised more than ten years after the date on which it is granted.

We have granted all options available for grant pursuant to the 2006 Non-Employee Director Stock Option Plan. We have requested an exemption from Section 61(a)(3)(B) of the 1940 Act from the SEC to approve an amendment to the 2006 Non-Employee Director Stock Option Plan and the grant of certain stock options of which the initial application was filed in June 2009 and subsequently amended in June 2010 and May 2011.

Our employee directors are eligible to participate in our 401(k) Investment Plan and our 2006 Employee Stock Option Plan.

Information with respect to the aggregate compensation paid to our directors during 2011 appears below.

The following table sets forth certain compensation information for our non-employee directors for the fiscal year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Independent Directors
Henry L. Aaron	61,630	—	61,630
Henry D. Jackson	71,380	—	71,380
Stanley Kreitman	98,740	—	98,740
Frederick A. Menowitz	74,530	—	74,530
David L. Rudnick	85,490	—	85,490
Lowell P. Weicker, Jr.	73,885	—	73,885

Interested Directors
Mario M. Cuomo	58,480	—	58,480

(1)	The following table sets forth each non-employee director’s outstanding option awards at fiscal year-end.

Name	Outstanding Option Awards (#)
Independent Directors
Henry L. Aaron	9,000
Henry D. Jackson	9,000
Stanley Kreitman	18,000
Frederick A. Menowitz	18,000
David L. Rudnick	12,000
Lowell P. Weicker, Jr.	14,000

Interested Directors
Mario M. Cuomo	14,000

Dollar Range of Equity Securities Beneficially Owned By the Directors

The following table sets forth the dollar range of our equity securities beneficially owned by each of our directors as of April 4, 2012. We are not part of a “family of investment companies,” as that term is defined in the 1940 Act.

Name of Director	Dollar Range of Equity in Our Securities(1)
Independent Directors
Henry L. Aaron	$10,001-$50,000
Henry D. Jackson	$10,001-$50,000
Stanley Kreitman	over $100,000
Frederick A. Menowitz	over $100,000
David L. Rudnick	over $100,000
Lowell P. Weicker, Jr.	over $100,000

Interested Directors
Mario M. Cuomo	$10,001-$50,000
Alvin Murstein	over $100,000
Andrew M. Murstein	over $100,000

(1)	Dollar ranges are as follows: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000, or over $100,000.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of December 31, 2011, concerning shares of Common Stock authorized for issuance under our equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders	1,179,563	(1)	$8.96	881,487	(2)
Equity compensation plans not approved by shareholders	N/A		N/A	N/A
Total	1,179,563		$8.96	881,487	(2)

(1)	This number includes 466,667 shares of Common Stock to be issued upon the exercise of outstanding options under the Amended and Restated 1996 Employee Stock Option Plan, 618,896 shares of Common Stock to be issued upon the exercise of outstanding options under the 2006 Employee Stock Option Plan and 94,000 shares of Common Stock to be issued upon the exercise of outstanding options under the 2006 Non-Employee Director Stock Option Plan.
(2)	This number includes 161,155 shares of Common Stock reserved for issuance under the 2006 Employee Stock Option Plan and 720,332 shares of Common Stock reserved for issuance under the 2009 Employee Restricted Stock Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are Messrs. Aaron, Menowitz, and Weicker.

No interlocking relationships exist between the Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the current Compensation Committee was our officer or employee at any time during the year ended December 31, 2011. None of our executive officers or directors serves on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

STOCK REPURCHASE PROGRAM

On November 3, 2004, our Board of Directors authorized our management to repurchase up to $10,000,000 of our Common Stock. Previously, on November 4, 2003, our Board of Directors authorized an initial repurchase of up to $10,000,000 of our Common Stock. This additional authorization increased our stock repurchase program to a total of $20,000,000 in our Common Stock.

We are hereby advising you that we have extended the terms of our stock repurchase program. Purchases will commence no earlier than the thirtieth (30th) calendar day following the mailing date of this notice, and are expected to conclude on the one hundred eightieth (180th) calendar day following the commencement of the purchases.

Under the terms of our stock repurchase program, we are permitted to repurchase our Common Stock in the open market from time-to-time pursuant to applicable securities laws and regulations. If we have not repurchased the additional $10,000,000 of our Common Stock by the end of the period set forth above, we are permitted to extend the term of our stock repurchase program for an additional period or periods, until we have repurchased up to the total amount authorized under our stock repurchase program.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Mario M. Cuomo is our director and is of counsel in the law firm of Willkie Farr & Gallagher LLP, which serves as our legal counsel in connection with various matters. We have paid Willkie Farr & Gallagher LLP approximately $421,000 in legal fees for the fiscal year ended December 31, 2011. Mr. Cuomo does not have a direct interest in the payment of such legal fees, but has an indirect interest in such fees as an employee of the law firm.

Certain of our directors, officers and shareholders are also directors or director nominees of our wholly owned subsidiaries and controlled portfolio companies, including Medallion Funding LLC, Medallion Capital, Inc., or Medallion Capital, Freshstart Venture Capital Corp., or Freshstart, and Medallion Bank. Officer salaries are set by our Board of Directors.

Section 57 of the 1940 Act prohibits some transactions with affiliates described therein without exemptive relief from the Commission and other transactions with affiliates described therein without a required majority of directors. A required majority means both majority approval of directors who have no financial interest in the transaction, plan or arrangement and a majority of directors who are not interested persons. In addition, Section 404 of Regulation S-K requires us to disclose certain other related party transactions. Sections 23A and 23B and Regulation W place certain restrictions on the transactions that Medallion Bank may conduct with its affiliates. Small Business Administration, or SBA, Regulation Section 107.730 requires that our Small Business Investment Company, or SBIC, subsidiaries cannot enter into certain transactions without the SBA’s prior written approval. SBA Regulation Section 107.885 requires that Freshstart and Medallion Capital cannot dispose of assets to an affiliate without the SBA’s prior written approval. The SBA has also required that Medallion Capital obtain the SBA’s prior written approval for purchases of portfolio securities from an affiliated entity. In addition, as a condition to exemptive relief that we received from the Commission in May 1996, we and our SBIC subsidiaries are required to obtain the SBA’s prior written approval for purchases and sales of portfolio securities between each other and for us to acquire the securities of our SBIC subsidiaries. Our Board of Directors also recognizes that transactions with affiliates and other related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). Therefore, we maintain a Related and Affiliated Party Transactions Policy (codified as a written policy and adopted by the Board of Directors on February 13, 2008 and amended on February 9. 2010) that requires management to ensure no transactions with affiliates or related party transactions occur unless the Board of Directors has been briefed on the transaction and has approved the proposed transaction by the required majority. The Board of Directors may, in its sole discretion, approve or deny any transactions with affiliates or related party transactions and approval may be conditioned upon any other actions the Board of Directors deems appropriate. Failure to follow the approval process can lead to disciplinary action including termination.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of Regulation S-K require our directors and executive officers, and any persons holding more than 10% of any class of our equity securities, to report their ownership of such equity securities and any subsequent changes in that ownership to the Commission, the NASDAQ Global Select Market and us. These persons are required to provide us with copies of all Section 16(a) forms they file. Based solely on our review of these forms and written representations from the executive officers and directors, we believe that all Section 16(a) filing requirements were met during fiscal year 2011, except that a report was filed one day late by Larry D. Hall relating to a fiscal year 2011 stock sale.

OTHER MATTERS OF BUSINESS

We are not aware of any business to be acted upon at the Annual Meeting other than that which is set forth in this proxy statement. In the event that any other business requiring the vote of shareholders is properly presented at the Annual Meeting, the holders of the proxies will vote your shares in accordance with their best judgment.

FORM 10-K

We filed an Annual Report on Form 10-K for the year ended December 31, 2011 with the Commission on March 28, 2012. Shareholders may obtain a copy of this report, without charge, by writing to Marie Russo, Senior Vice President and Secretary, at our principal offices located at 437 Madison Avenue, 38th Floor, New York, New York 10022.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

In order for a shareholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, including shareholder nominations for candidates for election as directors, the written proposal must be received by us no later than December 31, 2012. Such proposal will also need to comply with the Commission regulations regarding the inclusion of shareholder proposals in our sponsored proxy materials. Similarly, in order for a shareholder proposal to be raised from the floor during next year’s annual meeting, written notice must be received by us no later than March 15, 2013.

By Order of the Board of Directors,

MARIE RUSSO,

Secretary

April 30, 2012

THE BOARD OF DIRECTORS ENCOURAGES SHAREHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED.

APPENDIX A

MEDALLION FINANCIAL CORP.

ANNUAL MEETING OF SHAREHOLDERS – June 8, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received notice of the meeting and the proxy statement, hereby appoints Alvin Murstein and Marie Russo, and each of them, as proxies for the undersigned, with full power of substitution to act and to vote all the shares of Common Stock of Medallion Financial Corp. held of record by the undersigned on April 4, 2012, the record date, at the annual meeting of shareholders to be held at The Harmonie Club, 4 East 60th Street, New York, New York 10022 on the 8th day of June 2012, at 10:00 a.m., Eastern Daylight Saving Time, or any adjournment thereof.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND FOR EVERY THREE YEARS FOR ITEM 4.

IMPORTANT – PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD AS SOON AS POSSIBLE.

Please date, sign and mail your proxy

card back as soon as possible!

Annual Meeting of Stockholders

MEDALLION FINANCIAL CORP.

June 8, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The proxy statement and 2011 Annual Report to shareholders are available at:

http://www.rrdezproxy.com/2012/MedallionFinancial/

Please Detach and Mail in the Envelope Provided

A ☒	Please mark your votes as in this example.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3 AND A VOTE FOR EVERY THREE YEARS FOR ITEM 4.

1. Election of Directors			2.	Proposal to ratify the appointment of WeiserMazars LLP as Medallion Financial Corp.’s Independent Registered Public Accounting Firm	FOR ☐	AGAINST ☐		ABSTAIN ☐

	Nominees:	Stanley Kreitman Frederick A. Menowitz David L. Rudnick	3.	Proposal to approve a non-binding advisory resolution to approve executive compensation	FOR ☐	AGAINST ☐		ABSTAIN ☐

☐	FOR ALL NOMINEES		4.	Proposal to vote on the frequency of future advisory votes to approve executive compensation	EVERY YEAR ☐	EVERY TWO YEARS ☐	EVERY THREE YEARS ☐	ABSTAIN ☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT

(See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the name of each nominee you wish to withhold here:

			In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

				MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING		☐

Signature _________________________ Signature __________________________ Dated: ____________, 2012

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. FOR JOINT ACCOUNTS, EACH OWNER SHOULD SIGN. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE OR GUARDIAN, ETC. PLEASE GIVE YOUR FULL TITLE.